--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                    TRW INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    TRW INC.
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: ............

(2) Aggregate number of securities to which transaction applies: ...............

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ...............................

(4) Proposed maximum aggregate value of transaction: ...........................

(5) Total fee paid: ............................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ....................................................

(2) Form, Schedule or Registration Statement No.: ..............................

(3) Filing Party: ..............................................................

(4) Date Filed: ................................................................

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                      [TRW LOGO]

NOTICE OF
1999 ANNUAL MEETING
OF SHAREHOLDERS
AND PROXY STATEMENT

TRW Inc.
1900 Richmond Road
Cleveland, Ohio 44124

                               TABLE OF CONTENTS

Notice of Annual Meeting of Shareholders....................    1
Questions and Answers.......................................    2
Proposal 1: Election of Directors...........................    3
Board of Directors..........................................    4
      Nominees for Election.................................    4
      Continuing Directors..................................    5
      Director Committees and Meetings......................    8
      Director Compensation.................................   10
Management Ownership of Shares..............................   11
Compensation of Executive Officers..........................   12
      Report of the Compensation and Stock Option Committee
       on Executive Compensation............................   12
      Stock Performance Graph...............................   16
      Summary Compensation Table............................   17
      Stock Option Grants in 1998...........................   19
      Stock Option Exercises in 1998 and Year-End Option
       Values...............................................   19
      Pension Plan Information..............................   20
      Other Compensation Arrangements.......................   20
Proposal 2: Ratification of Ernst & Young as Independent
   Auditors.................................................   22
Proposal 3: Shareholder Proposal Regarding Annual Election
   of Directors.............................................   22
Other Information...........................................   26

                                    TRW INC.

--------------------------------------------------------------------------------

                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

The annual meeting of shareholders of TRW Inc. will be held at the Company's executive offices located at 1900 Richmond Road, Lyndhurst, Ohio, on Wednesday, April 28, 1999, at 8:30 a.m., to vote on the following:

(1) election of four Directors: Martin Feldstein, Robert M. Gates, E. Bradley Jones and David Baker Lewis, each for a term of three years ending in the year 2002;

(2) ratification of the Directors' appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1999;

(3) if properly brought before the meeting, the shareholder proposal appearing on page 22 of the accompanying proxy statement; and

(4) any other business properly brought before the meeting.

The shareholders of record at the close of business on February 12, 1999 will be entitled to vote.

/s/ William B. Lawrence
William B. Lawrence
Secretary

March 15, 1999

Your vote is important. If you do not expect to attend the annual meeting of shareholders, or if you do plan to attend but wish to vote by proxy, please mark, date, sign and return promptly the enclosed proxy card in the envelope provided.

If your shares are not registered in your own name and you would like to attend the meeting, please bring evidence of your share ownership with you to the meeting. You should be able to obtain evidence of your share ownership from the broker, trustee, bank or other nominee that holds the shares on your behalf.

                             QUESTIONS AND ANSWERS

WHO CAN VOTE?

Record holders of TRW Common Stock and Serial Preference Stock II (Series 1 and
3) as of the close of business on February 12, 1999 are entitled to vote at the meeting. On that date, 119,992,200 shares of TRW Common Stock, 39,157 shares of Serial Preference Stock II (Series 1), and 67,334 shares of Serial Preference Stock II (Series 3) were outstanding.

WHAT IS BEING VOTED ON?

- Election of four Directors for terms ending in the year 2002.

- Ratification of the Directors' appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1999.

- The shareholder proposal appearing on page 22 of this proxy statement.

The Directors do not know of any other matters that are to be presented at the meeting. If any other matter requiring a vote properly comes before the meeting, the holders of the proxies will vote your shares on that matter, in their discretion.

HOW DO I VOTE?

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. If you do not indicate your voting preferences on your proxy card, your shares will be voted for the election of the four nominees for election, for the ratification of the appointment of Ernst & Young and against the shareholder proposal.

MAY I CHANGE MY VOTE?

You may change your vote after you send in your proxy card in any one of the following ways:

- by sending a written notice to the Company stating that you want to revoke your proxy;

- by submitting a properly signed proxy with a later date; or

- by voting in person at the annual meeting.

IS MY VOTE CONFIDENTIAL?

The Company's policy on confidential voting provides that no proxy, ballot or voting tabulation that identifies the particular vote of a shareholder will be disclosed to Directors or officers of the Company except (i) as necessary to meet legal requirements, (ii) to permit the inspectors of election to certify the results of the vote, or (iii) in a contested proxy election. The policy also provides for confidential treatment of shareholder comments and for an independent inspector of elections to certify the vote and confirm the integrity of the voting process.

WHO IS SOLICITING PROXIES?

The enclosed proxy is being solicited by the Directors of the Company, and the Company will pay the cost of the solicitation.

The Company has retained Georgeson & Company Inc. to aid in the solicitation of proxies. The anticipated cost of their services is $12,000, plus disbursements. Solicitations may be made by personal interview, mail, telephone, telegram, facsimile, electronic mail and other electronic means. It is anticipated that the solicitations will consist primarily of requests to brokerage houses, custodians, nominees and fiduciaries to forward the soliciting material to the beneficial owners of shares held of record by those persons. In addition, certain officers and other employees of the Company may, by telephone, letter, personal interview, facsimile, electronic mail, telegram or other electronic means request the return of proxies.

WHEN ARE SHAREHOLDER PROPOSALS DUE FOR THE NEXT ANNUAL MEETING?

In order to be eligible to be included in the Company's proxy statement and form of proxy for the 2000 annual meeting of shareholders, shareholder proposals must be received by the Company no later than November 15, 1999. Proposals must be submitted in writing and sent to the Secretary of the Company at TRW Inc., 1900 Richmond Road, Cleveland, Ohio 44124.

A shareholder who intends to present a proposal at the Company's annual meeting in 2000, other than pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must provide the Company notice of their intention no later than January 29, 2000, or management of the Company will have discretionary voting authority at the 2000 annual meeting with respect to any such proposal without discussion of the matter in the Company's proxy statement.

                       PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for election this year are Martin Feldstein, Robert M. Gates, E. Bradley Jones and David Baker Lewis. (See pages four and five for biographical information on the nominees.) Each of the nominees currently serves as a Director, and each has agreed to stand for re-election. According to the retirement policy for Directors, E. Bradley Jones is expected to retire in April 2000.

If any of the nominees is unable to stand for election, the Board may provide for a lesser number of nominees or designate a substitute. In the latter event, shares represented by proxies may be voted for the substitute. The four nominees receiving the greatest number of votes will be elected.

YOUR BOARD RECOMMENDS A VOTE FOR THESE NOMINEES. SHARES REPRESENTED BY PROXY WILL BE VOTED FOR THE NOMINEES UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

                               BOARD OF DIRECTORS

The Company's Regulations fix the number of Directors at a range between 12 and
18. Currently, there are 14 Directors. Carl H. Hahn and James T. Lynn, who currently are Directors of the Company, will retire as of the date of this annual meeting. Peter S. Hellman, who was President and Chief Operating Officer of the Company and a Director since 1995, resigned from those positions as of February 28, 1999. After the election of the four Directors at this annual meeting, the Company will have 12 Directors. Set forth below is biographical information on the four nominees for election and the other continuing Company Directors with unexpired terms of office.

NOMINEES FOR ELECTION
--------------------------------------------------------------------------------

 MARTIN FELDSTEIN                                                                           [PHOTO OF MARTIN
                                                                                               FELDSTEIN]

 Age:                            59

 Term:                           Expires in 1999; Director from 1981 to 1982 and since
                                 1984

 Recent Business Experience:     Dr. Feldstein has been Professor of Economics at Harvard
                                 University since 1967. He also is President and Chief
                                 Executive Officer of the National Bureau of Economic
                                 Research, a position he held from 1977 to 1982 and from
                                 July 1984 until the present. He was elected a Director
                                 of the Company in 1981, resigned his position upon
                                 joining the government in
                                 August 1982 and was again elected a Director of the
                                 Company in July 1984.

 Other Directorships:            American International Group, Inc., Columbia/HCA
                                 Healthcare Corporation and J.P. Morgan & Co.
                                 Incorporated
--------------------------------------------------------------------------------------------------------------
 ROBERT M. GATES                                                                          [PHOTO OF ROBERT M.
                                                                                                 GATES]

 Age:                            55

 Term:                           Expires in 1999; Director since 1994

 Recent Business Experience:     From 1991 to 1993, Dr. Gates served as Director of
                                 Central Intelligence for the United States. He served as
                                 Assistant to the President of the United States and
                                 Deputy National Security Advisor from 1989 to 1991. Dr.
                                 Gates is currently a consultant to Koch Industries,
                                 Placer Dome Inc. and The Williams Companies, Inc. and a
                                 senior advisor to The Mitchell Group.

 Other Directorships:            LucasVarity plc and NACCO Industries, Inc. Dr. Gates
                                 also is a trustee of The Fidelity Funds.
--------------------------------------------------------------------------------------------------------------

NOMINEES FOR ELECTION
--------------------------------------------------------------------------------

 E. BRADLEY JONES                                                                         [PHOTO OF E. BRADLEY
                                                                                                 JONES]

 Age:                            71

 Term:                           Expires in 1999; Director since 1982

 Recent Business Experience:     Mr. Jones served as Chairman and Chief Executive Officer
                                 of Republic Steel Corporation and its successor LTV
                                 Steel Company from 1982 until his retirement in 1984.

 Other Directorships:            Birmingham Steel Corporation, CSX Transportation Inc.
                                 and RPM, Inc. Mr. Jones also is a trustee of The
                                 Fidelity Funds.
--------------------------------------------------------------------------------------------------------------
 DAVID BAKER LEWIS                                                                          [PHOTO OF DAVID
                                                                                              BAKER LEWIS]

 Age:                            54

 Term:                           Expires in 1999; Director since 1995

 Recent Business Experience:     Mr. Lewis has been Chairman of the Board of Lewis &
                                 Munday, a Detroit law firm, since 1982.

 Other Directorships:            M.A. Hanna Company and LG&E Energy Corporation
--------------------------------------------------------------------------------------------------------------

CONTINUING DIRECTORS
--------------------------------------------------------------------------------

 MICHAEL H. ARMACOST                                                                      [PHOTO OF MICHAEL H.
                                                                                               ARMACOST]

 Age:                            61

 Term:                           Expires in 2001; Director since 1993

 Recent Business Experience:     Mr. Armacost has been President of the Brookings
                                 Institution since October 1995. He served as a distin-
                                 guished fellow and visiting professor at the
                                 Asia/Pacific Research Center of Stanford University from
                                 1993 to 1995. Mr. Armacost was U.S. Ambassador to Japan
                                 from 1989 to 1993.

 Other Directorships:            AFLAC Incorporated and Applied Materials, Inc.
--------------------------------------------------------------------------------------------------------------
 JOSEPH T. GORMAN                                                                         [PHOTO OF JOSEPH T.
                                                                                                GORMAN]

 Age:                            61

 Term:                           Expires in 2000; Director since 1984

 Recent Business Experience:     Mr. Gorman has been Chairman of the Board and Chief
                                 Executive Officer of TRW since 1988.

 Other Directorships:            Aluminum Company of America and The Procter & Gamble
                                 Company
--------------------------------------------------------------------------------------------------------------

CONTINUING DIRECTORS
--------------------------------------------------------------------------------

 GEORGE H. HEILMEIER                                                                      [PHOTO OF GEORGE H.
                                                                                               HEILMEIER]

 Age:                            62

 Term:                           Expires in 2001; Director since 1992

 Recent Business Experience:     Chairman Emeritus of Bell Communications Research
                                 (Bellcore) since 1998. Dr. Heilmeier served as Chairman
                                 and Chief Executive Officer of Bellcore from 1997 to
                                 1998. He also served as President and Chief Executive
                                 Officer of Bellcore from 1991 through 1996.

 Other Directorships:            Automatic Data Processing, Inc., Compaq Computer
                                 Corporation and TeleTech Holdings, Inc.
--------------------------------------------------------------------------------------------------------------
 KAREN N. HORN                                                                             [PHOTO OF KAREN N.
                                                                                                 HORN]

 Age:                            55

 Term:                           Expires in 2000; Director since 1990

 Recent Business Experience:     Mrs. Horn has served as Senior Managing Director and
                                 Head of International Private Banking of Bankers Trust
                                 New York Corporation since 1996. She was Chairman of
                                 Bank One, Cleveland, N.A. from 1987 to 1996 and also
                                 served as Chief Executive Officer of Bank One from 1987
                                 to 1995.

 Other Directorships:            Eli Lilly and Company and Rubbermaid Incorporated
--------------------------------------------------------------------------------------------------------------
 WILLIAM S. KISER                                                                         [PHOTO OF WILLIAM S.
                                                                                                 KISER]

 Age:                            71

 Term:                           Expires in 2000; Director since 1985

 Recent Business Experience:     Dr. Kiser served as Vice Chairman and Chief Medical
                                 Officer of Primary Health Systems, Inc. from 1994 until
                                 his retirement in 1998. He served as medical director of
                                 American Health Care Management, Inc. from 1992 to 1994.
                                 Dr. Kiser is currently a trustee and an officer of the
                                 American Foundation of Urologic Diseases.
--------------------------------------------------------------------------------------------------------------

CONTINUING DIRECTORS
--------------------------------------------------------------------------------

 LYNN M. MARTIN                                                                            [PHOTO OF Lynn M.
                                                                                                Martin]

 Age:                            59

 Term:                           Expires in 2000; Director since 1995

 Recent Business Experience:     Ms. Martin has chaired Deloitte & Touche's Council on
                                 the Advancement of Women and has served as an advisor to
                                 the firm since 1993. She also has held the Davee Chair
                                 at the J. L. Kellogg Graduate School of Management,
                                 Northwestern University, since 1993. Ms. Martin served
                                 as U.S. Secretary of Labor from 1991 to 1993.

 Other Directorships:            Ameritech Corporation, twelve Dreyfus mutual funds,
                                 Harcourt General, Inc., The Procter & Gamble Company and
                                 Ryder System, Inc.
--------------------------------------------------------------------------------------------------------------
 JOHN D. ONG                                                                               [PHOTO OF JOHN D.
                                                                                                  ONG]

 Age:                            65

 Term:                           Expires in 2001; Director since 1995

 Recent Business Experience:     Mr. Ong is Chairman Emeritus of The BFGoodrich Company.
                                 He served as Chairman of BFGoodrich from 1979 to 1997.
                                 He was also Chief Executive Officer of BFGoodrich from
                                 July 1979 through 1996.

 Other Directorships:            Ameritech Corporation, ASARCO Incorporated, Cooper
                                 Industries, Inc., The Geon Company and Marsh & McLennan
                                 Companies, Inc.
--------------------------------------------------------------------------------------------------------------
 RICHARD W. POGUE                                                                         [PHOTO OF Richard W.
                                                                                                 Pogue]

 Age:                            70

 Term:                           Expires in 2001; Director since 1994

 Recent Business Experience:     Mr. Pogue has served as senior advisor to Dix & Eaton, a
                                 public relations firm, since 1994. He was senior partner
                                 at the law firm of Jones, Day, Reavis & Pogue from 1993
                                 to 1994 and managing partner of that firm from 1984 to
                                 1992.

 Other Directorships:            Continental Airlines, Inc., Derlan Industries Limited,
                                 M.A. Hanna Company, The IT Group, Inc., KeyCorp and LAI
                                 Worldwide, Inc.
--------------------------------------------------------------------------------------------------------------

                        DIRECTOR COMMITTEES AND MEETINGS
--------------------------------------------------------------------------------

AUDIT COMMITTEE

Members:                                 E. Bradley Jones (Chair), Michael H. Armacost, Robert M.
                                         Gates and Karen N. Horn

Number of 1998 Meetings:                 Four

Principal Responsibilities:              - recommend to the Directors the appointment of independent auditors, subject to shareholder ratification

                                         - review and discuss the audits conducted by both the
                                           independent auditors and the Company's internal auditors

                                         - review the Company's internal accounting controls,
                                           accounting practices, financial structure and financial
                                           reporting

                                         - review the Company's financial statements as certified by the independent auditors
-----------------------------------------------------------------------------------------------------

COMPENSATION AND STOCK
OPTION COMMITTEE

Members:                                 William S. Kiser (Chair), Martin Feldstein, Carl H. Hahn,
                                         Karen N. Horn, David B. Lewis and John D. Ong

Number of 1998 Meetings:                 Three

Principal Responsibilities:              - determine the compensation of the Company's executive
                                           officers

                                         - approve compensation and benefit plans that do not
                                           generally apply to all salaried employees and that involve the Company's executive officers
-----------------------------------------------------------------------------------------------------

EXECUTIVE COMMITTEE

Members:                                 Joseph T. Gorman (Chair), Peter S. Hellman (through February
                                         28, 1999), E. Bradley Jones and William S. Kiser; alternates
                                         John D. Ong and Richard W. Pogue

Number of 1998 Meetings:                 None

Principal Responsibilities:              - approve matters that require immediate action during the intervals between Directors' meetings

                                         - has all the authority of the Directors, other than the
                                           authority to fill vacancies among the Directors or in any
                                           committee of the Directors
-----------------------------------------------------------------------------------------------------

                        DIRECTOR COMMITTEES AND MEETINGS
--------------------------------------------------------------------------------

NOMINATING COMMITTEE

Members:                                 Karen N. Horn (Chair), Carl H. Hahn, George H. Heilmeier, E.
                                         Bradley Jones, James T. Lynn, Lynn M. Martin and Richard W.
                                         Pogue

Number of 1998 Meetings:                 One

Principal Responsibilities:              - establish the criteria for selection of nominees for
                                           Directors of the Company

                                         - evaluate all candidates for Director submitted by
                                           interested persons, including Directors and shareholders of the Company. (The name of any recommended candidate for
                                           Director, together with a brief biographical sketch,
                                           should be sent to the attention of the Secretary of the
                                           Company. A document indicating the candidate's willingness to serve, if elected, should also accompany the
                                           recommendation.)

                                         - seek out possible candidates for Director and aid in
                                           attracting highly qualified candidates
-----------------------------------------------------------------------------------------------------

PUBLIC POLICY COMMITTEE

Members:                                 George H. Heilmeier (Chair), Robert M. Gates, Carl H. Hahn,
                                         Lynn M. Martin and Richard W. Pogue

Number of 1998 Meetings:                 Two

Principal Responsibilities:              - review and make recommendations on Company policies and
                                           programs regarding the Company's relationships with its
                                           employees, customers, shareholders, governments at all
                                           levels, local communities and the general public
-----------------------------------------------------------------------------------------------------

RETIREMENT FUNDING
COMMITTEE

Members:                                 Martin Feldstein (Chair), Michael H. Armacost, William S.
                                         Kiser, David B. Lewis, James T. Lynn and John D. Ong

Number of 1998 Meetings:                 Two

Principal Responsibilities:              - review the Company's activities with respect to funding
                                           policies for, and the administration and operation of, the
                                           Company's various employee benefit plans

                                         - review the performance of investment managers and trustees for those plans
-----------------------------------------------------------------------------------------------------

Your Directors met five times during 1998. Each Director attended 75 percent or more of the total number of meetings of Directors and meetings of committees on which he or she served, with the exception of Carl H. Hahn and John D. Ong.

                             DIRECTOR COMPENSATION

General. An officer of the Company who also serves as a Director does not receive any additional compensation for serving as a Director or as a member or chair of a committee.

Director Compensation Principles. Compensation of TRW's Directors is based on the following principles:

        - that a significant portion of Director compensation should be aligned with creating and sustaining shareholder value;

        - that Directors should hold a significant number of shares of TRW Common Stock; and

        - that total compensation should be structured to attract and retain a diverse and truly superior Board of Directors.

The current compensation package for non-employee Directors is comprised of the following components:

        - a base annual retainer of $70,000, 50 percent of which is automatically deferred in shares of TRW Common Stock;

        - an additional annual chair retainer of $5,000 for chairs of the Audit and the Compensation and Stock Option Committees;

        - an additional annual chair retainer of $3,000 for chairs of any other committees;

        - an elective deferral of the remaining 50 percent of the base annual retainer and any chair retainer, in a choice of investment alternatives; and

        - an annual stock option grant to purchase 1,500 shares of TRW Common Stock.

Payment of the automatic deferral portion of a Director's retainer will not be made until the Director ceases to serve as a Director.

Certain Relationships. Since January 1, 1998, George H. Heilmeier also has served as a consultant and adviser to the Company, providing advice regarding the Company's telecommunications initiative, acquisitions, new products and strategy. Dr. Heilmeier's consulting arrangement with the Company expires December 31, 1999 but is renewable year-to-year thereafter. Under the agreement, the Company pays Dr. Heilmeier an annual fee of $210,000 in monthly installments.

Martin Feldstein, a Director, is a director of J.P. Morgan & Co. Incorporated. The Company has retained an affiliate of J.P. Morgan & Co. Incorporated to provide financial advisory services, including services in connection with the Company's tender offer for all of the issued share capital of LucasVarity plc.

Lynn M. Martin, a Director, is an advisor to Deloitte & Touche LLP. The Company has retained Deloitte & Touche LLP to provide consulting services with respect to implementing certain manufacturing systems.

Robert M. Gates, a Director, is a director of LucasVarity plc. On February 6, 1999, the Company commenced a tender offer for all of the issued share capital of LucasVarity plc. Dr. Gates owns 1,701 American Depositary Shares, each representing ten LucasVarity Ordinary Shares, and has options to purchase 124,200 Ordinary Shares of LucasVarity plc. Dr. Gates, along with the other Directors of LucasVarity plc, executed an irrevocable undertaking in which he agreed to accept, with respect to the LucasVarity shares he owns, TRW's tender offer and to accept, with respect to his options to purchase LucasVarity shares, any proposal made by TRW to LucasVarity option holders. At the tender offer price of 288 pence per share, Dr. Gates will receive (pound sterling) 48,989 (or the U.S. Dollar equivalent) for the American Depositary Shares which he owns if the tender offer is consummated. No offer to LucasVarity optionholders has yet been made, but as an optionholder, Dr. Gates is expected to be entitled to the difference between the exercise price of his options and the offer price, which is currently 288 pence per share. Based on the weighted average exercise price of Dr. Gates' options, which is $3.80 per option, and based on exchange rates at the time the deal was announced, the value of Dr.
Gates' options is approximately $118,000. Due to his role as a Director of both TRW and LucasVarity, Dr. Gates has not participated in any discussions or decisions of the Board of Directors of TRW or of LucasVarity in relation to the tender offer.

                         MANAGEMENT OWNERSHIP OF SHARES

The following table shows share ownership for the Directors and executive officers as of the close of business on March 1, 1999. Unless there is a footnote to the contrary, sole voting and investment power in the shares owned are held either by the named individual alone or by the named individual and his or her spouse.

                          NUMBER OF SHARES OF TRW COMMON STOCK
                          ---------------------------------------------------------------
                                 SHARES
                              BENEFICIALLY         EXERCISABLE            DEFERRED            PERCENT OF
          NAME                  OWNED(1)           OPTIONS(2)          SHARE UNITS(3)           CLASS
------------------------------------------------------------------------------------------------------------
  M. H. Armacost                   3,566                3,000                 671                  *
  M. Feldstein                     4,118                1,500                   0                  *
  R. M. Gates                      2,641                3,000                   0                  *
  J. T. Gorman                   247,372(4)         1,019,999                   0                1.0
  C. H. Hahn                       4,066                3,000               1,118                  *
  T. W. Hannemann                 48,657              163,666                   0                  *
  G. H. Heilmeier                  4,841                3,000                   0                  *
  P. S. Hellman                   42,842              294,999              23,484                  *
  K. N. Horn                       3,966                3,000(5)                0                  *
  E. B. Jones                      5,166                3,000                   0                  *
  W. S. Kiser                      7,166                3,000                   0                  *
  W. B. Lawrence                  35,180              202,666                   0                  *
  D. B. Lewis                      2,690                3,000                   0                  *
  J. T. Lynn                       3,766                3,000                   0                  *
  L. M. Martin                     3,466                3,000                 559                  *
  J. D. Ong                        2,166                3,000                   0                  *
  R. W. Pogue                      7,419                3,000                   0                  *
  R. D. Sugar                     24,109              111,999                   0                  *
------------------------------------------------------------------------------------------------------------
  All Directors and
    executive officers
    as a group                   589,340            2,473,493              37,831                2.5%

  * Less than 1%.

(1) Includes shares of TRW Common Stock held in The TRW Employee Stock Ownership and Savings Plan and shares of TRW Common Stock which have been automatically deferred under the deferred compensation plan for non-employee directors.

(2) As required by the Securities and Exchange Commission, this column shows the number of shares that may be acquired within 60 days of March 1, 1999, upon exercise of stock options.

(3) This column shows phantom units of TRW Common Stock which have been credited under deferred compensation plans and certain other nonqualified benefit plans.

(4) This number does not include 2,957 shares of TRW Common Stock, held by an immediate family member, of which J. T. Gorman disclaims beneficial ownership.

(5) This figure includes an option for 1,500 shares which Mrs. Horn has transferred to her minor child.

                       COMPENSATION OF EXECUTIVE OFFICERS

            REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON
                             EXECUTIVE COMPENSATION

PRINCIPLES

The Compensation and Stock Option Committee of the Board consists entirely of non-employee Directors. The Committee determines the compensation for all executive officers of the
Company, based on the Company's executive compensation philosophy. This philosophy has five primary principles:

        - to link executive compensation to the creation of sustainable increases in shareholder value;

        - to provide compensation rewards contingent upon performance;

        - to differentiate compensation based on individual executive contribution;

        - to promote teamwork among executives and other Company employees; and

        - to encourage the retention of a strong management team.

FACTORS CONSIDERED IN DETERMINING COMPENSATION

The Compensation Committee determines an appropriate compensation package for each executive officer, based on his responsibilities, duties, performance and experience and market pay practices. The Compensation Committee annually reviews comparable company data in order to establish general guidelines for executive compensation. The annual compensation of executive officers who manage business operations is compared to that of executives at other corporations in similar industries. The annual compensation of the Chief Executive Officer, the President and corporate staff Executive Vice Presidents is compared to compensation data of a multi-industry group. Long-term compensation for all executives is also compared to long-term compensation data of a multi-industry group. The multi-industry groups are comprised of corporations most likely to compete with the Company for services of executive officers and are not limited to any particular manufacturing business. The comparable compensation data is compiled by independent compensation consultants. The Compensation Committee formulates general compensation guidelines by targeting the salary and yearly performance bonus of each executive officer at the 60th percentile of the comparable data and the long-term compensation at the 75th percentile of the comparable data.

The Compensation Committee also considers the tax deductibility of compensation paid to executive officers. Section 162(m) of the Internal Revenue Code generally provides that annual compensation in excess of $1 million paid by a public company to certain executive officers is not deductible for federal tax purposes. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. At the 1997

Annual Meeting of Shareholders, the Company sought and obtained the shareholder approval required for awards under the 1997 Long-Term Incentive Plan to be eligible for deductibility under Section 162(m). The Compensation Committee intends to preserve the deductibility of compensation and benefits to the extent practicable and to the extent consistent with its other compensation objectives.

ANNUAL COMPENSATION

Annual Salary. The Compensation Committee determines the annual salary of each executive officer based on that officer's level of duties and responsibilities, experience and prior performance, and comparable company data. The Compensation Committee reviews the salary of each executive officer annually and increases it when warranted by the executive's performance, the financial performance of the Company and/or competitive compensation practices of comparable companies.

Yearly Performance Bonus. Each year the Compensation Committee establishes both quantitative and qualitative goals for the Company as a whole and for the individual business units. The yearly performance bonus of each executive officer is based on the performance of the Company against Company goals and the performance of the officer's unit within the Company against that unit's goals. The Compensation Committee reviews and weighs these goals with respect to each executive officer.

The quantitative goals for 1998 bonuses included: (i) specific profit targets;
(ii) return-on-assets-employed targets; (iii) return-on-sales targets; (iv) cash flow targets; and (v) in the case of individual business units, sales awards targets. The qualitative goals for 1998 bonuses included: (i) delighting our three key constituencies: shareholders, customers and employees (specific goals included, among other things, improving operating effectiveness, achieving cost reductions, generating continued quality improvements, increasing award fees, improving customer satisfaction survey results, establishing a world-class workforce and enhancing our internal environment); (ii) implementing growth strategies; (iii) staff functional goals; (iv) legal and ethical conduct; (v) diversity; (vi) teamwork and collaboration; and (vii) growth.

LONG-TERM COMPENSATION

Long-term compensation, designed to link shareholder and executive interests, forms a significant component of the total executive compensation package. On average, target long-term compensation, including strategic incentive grants, represents 60 percent of each executive officer's total target compensation. The Compensation Committee granted stock options and awarded strategic incentive grants to individual executive officers based on (i) long-term compensation data from comparable companies, and (ii) its evaluation of each executive officer's anticipated contribution to the Company, and his responsibilities, duties, performance and experience.

Stock Option Grants. In order to focus employees on the long-term performance of the Company, the Company has long maintained stock option plans for certain managerial and professional employees, including all executive officers. In 1998, the Company granted stock options to 1,347 employees. All employee options become exercisable at a rate of one-third per year for each full year of continuous employment with the Company after the date of grant. The plans under which the stock options were granted require that options have an exercise price of not less than the fair market value of TRW Common Stock on the date of grant.

Strategic Incentive Grants. In February 1998, the Company made strategic incentive grants to executive officers under the 1997 TRW Long-Term Incentive Plan. The awards consist of performance units pursuant to which the grantees are entitled to receive the cash equivalent value of shares of TRW Common Stock in the event that certain return-on-sales, organic sales and acquisition sales levels are achieved for each of the three years from 1998 through 2000. Although these grants extend over a three-year period, a percentage of the total grant awarded in 1998 may be paid out annually based on actual performance compared to the goals set for the executive officer's business unit and/or the Company as a whole. The strategic incentive grants require continuously improved financial performance in successive years for annual payments in such successive years to be made.

The Compensation Committee believes that strategic incentive grants promote a long-term focus on the profitability of the Company. However, in accordance with the regulations of the Securities and Exchange Commission, the payout in any given year is deemed an annual payment and is consequently disclosed under the "Bonus" column of the Summary Compensation Table.

STOCK OWNERSHIP GUIDELINES

The Company's stock ownership guidelines for senior executives reinforce the relationship of individual rewards to the long-term performance of the Company and ensure clear alignment of the executives' interests with those of shareholders. Senior executives are expected to hold a number of shares with a value equal to certain multiples of their annual salary, ranging from one-and-one-half times annual salary to six times annual salary for the Chief Executive Officer. Senior executives who are not currently holding shares at the guideline level will be expected to do so generally by the year 2000.

COMPENSATION OF JOSEPH T. GORMAN, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

The Compensation Committee determines the CEO's annual and long-term compensation on the basis of comparable company information and:

        - the financial performance of the Company;

        - Mr. Gorman's performance as Chairman and CEO;

        - Mr. Gorman's importance to the Company; and

        - Mr. Gorman's implementation of the Company's strategic goals.

While the Compensation Committee considers all these factors, no specific weight is assigned to any particular factor, and Mr. Gorman's total compensation is not established pursuant to a fixed formula. The Compensation Committee maintains a high proportion of Mr. Gorman's compensation as being "at-risk" compensation. Currently, more than 75 percent of Mr. Gorman's target compensation is not firmly fixed until after the Compensation Committee has reviewed and evaluated his performance.

Annual Salary. The Compensation Committee set Mr. Gorman's salary for 1998 at the rate of $1,200,000, a 5.8 percent increase over his 1997 salary. The Compensation Committee increased Mr. Gorman's salary for 1998 based on the factors identified above as well as:

        - his leadership in sustaining high levels of performance; and

        - the relationship of his salary to that of CEOs of comparable companies.

While the Compensation Committee considered all of these factors in determining Mr. Gorman's salary, no specific weights were placed on any of the factors.

Yearly Performance Bonus. Based on comparable company information, the Compensation Committee established Mr. Gorman's target yearly performance bonus for 1998 at 60 percent of his salary. For 1998, the Compensation Committee awarded Mr. Gorman a performance bonus of $790,800, which is approximately 65.9 percent of his 1998 salary.

Mr. Gorman's 1998 yearly performance bonus was based on the performance of the Company against the quantitative and qualitative goals described above under "Annual Compensation; Yearly Performance Bonus." The Compensation Committee reviewed and evaluated these factors in establishing general guidelines for the amount of Mr. Gorman's 1998 yearly performance bonus. The Compensation Committee also considered Mr. Gorman's leadership, vision, integrity and judgment, and his ability to represent the Company with shareholders, customers, employees, governments and other key constituents.

Stock Option and Strategic Incentive Grants. The Company awarded Mr. Gorman an option to purchase 190,000 shares of TRW Common Stock in 1998. His 1998 strategic incentive grant is structured as a three-year grant with target payout of 54,550 performance units of TRW Common Stock over the three-year term. Each performance unit is the cash value equivalent of one share of TRW Common Stock. Mr. Gorman's 1998 strategic incentive payout was tied by formula to the Company's 1998 performance compared to the established goals, as described above under "Long-Term Compensation; Strategic Incentive Grants."

BY:   THE TRW INC. COMPENSATION AND STOCK OPTION COMMITTEE
      William S. Kiser, Chair           Carl H. Hahn            David Baker Lewis
      Martin Feldstein                  Karen N. Horn           John D. Ong

                            STOCK PERFORMANCE GRAPH

The chart below compares the five-year cumulative total return on TRW Common Stock with that of the S&P 500 Index and a peer industry group. This graph assumes $100 was invested on December 31, 1993 in each of TRW Common Stock, the S&P 500 companies and a peer group of companies. The peer group is composed of an Automotive segment and a Space, Defense and Information Systems segment, reflecting the Company's two industry segments. The Automotive segment is represented by the average of two published indices, the Dow Jones Transportation Equipment Index and the Dow Jones Auto Parts and Equipment (excluding Tire and Rubber) Index. The Space, Defense and Information Systems segment is represented by the Dow Jones Aerospace and Defense Index. The two segments are weighted according to the relative annual revenues of the Company's Automotive and Space, Defense and Information Systems segments. Cumulative total return assumes the reinvestment of dividends.

STOCK PERFORMANCE GRAPH

                                                          PEERS                      S&P 500                       TRW
                                                          -----                      -------                       ---
'1993'                                                   100.00                      100.00                      100.00
'1994'                                                    95.34                      101.32                       98.04
'1995'                                                   125.23                      139.40                      118.47
'1996'                                                   159.14                      171.41                      155.09
'1997'                                                   204.67                      228.59                      171.04
'1998'                                                   180.14                      293.92                      183.98

                           SUMMARY COMPENSATION TABLE

This table sets forth compensation paid to or accrued for the named executive officers in each of the last three fiscal years.


                                                                          LONG-TERM
                                                                         COMPENSATION
                                           ANNUAL COMPENSATION              AWARDS
                                                                          SECURITIES
                                                                          UNDERLYING
         NAME AND                                                          OPTIONS         ALL OTHER
    PRINCIPAL POSITION       YEAR     SALARY      BONUS(1)    OTHER(2)      (#)(3)      COMPENSATION(4)
-----------------------------------------------------------------------------------------------------------
  J. T. GORMAN               1998   $1,202,788   $1,644,508   $108,349     190,000          $ 98,419
  Chairman of the Board      1997    1,129,500    4,265,778    108,022     190,000            97,828
  and Chief Executive
  Officer                    1996    1,074,500    3,902,000     75,859     170,000            90,607
-----------------------------------------------------------------------------------------------------------
  P. S. HELLMAN(5)           1998      669,615      954,038     58,394      65,000            41,796
  President and Chief        1997      605,000    2,440,221         --      65,000            38,580
  Operating Officer          1996      545,833    2,209,875     53,879      50,000            39,602
-----------------------------------------------------------------------------------------------------------
  T. W. HANNEMANN            1998      395,385      661,738         --      45,000            27,719
  Executive Vice President   1997      368,462    1,399,626         --      40,000            25,338
  and General Manager,       1996      357,500    1,316,400         --      24,000            25,233
  Space & Electronics Group
-----------------------------------------------------------------------------------------------------------
  R. D. SUGAR                1998      370,050      598,900     52,338      40,000            25,709
  Executive Vice             1997      336,667    1,268,157         --      40,000            21,900
  President                  1996      298,333    1,211,200         --      24,000            23,299
-----------------------------------------------------------------------------------------------------------
  W. B. LAWRENCE             1998      390,189      542,288         --      40,000            24,943
  Executive Vice President,  1997      357,917    1,351,826         --      35,000            22,202
  General Counsel and        1996      334,167    1,235,500         --      24,000            24,505
  Secretary

FOOTNOTES TO SUMMARY COMPENSATION TABLE

(1) The dollar amounts included in this column are comprised of the (i) yearly performance bonus which is paid in February of the year following the year to which it relates and (ii) amounts earned pursuant to the Company's strategic incentive grants under the 1997 TRW Long-Term Incentive Plan and, in the case of payouts attributable to 1997 and 1996, the 1994 TRW Long-Term Incentive Plan. The strategic incentive grants are multi-year grants, pursuant to which annual payments are made based on goals established at the time of grant, as described under "Compensation of Executive
    Officers -- Long-Term Compensation." However, in accordance with the regulations of the Securities and Exchange Commission, the strategic incentive grant payouts are deemed annual compensation and are consequently disclosed under the "Bonus" column of the Summary Compensation Table.

    The amounts set forth in the "Bonus" column for 1998, 1997 and 1996 include the following amounts attributable to the yearly performance bonus and strategic incentive grant ("SIG") payouts:

                                 1998                    1997                     1996
                          -------------------   -----------------------   ---------------------
                           Bonus       SIG        Bonus         SIG        Bonus        SIG
                          --------   --------   ----------   ----------   --------   ----------
  J. T. Gorman            $790,800   $853,708   $1,061,400   $3,204,378   $894,500   $3,007,500
  P. S. Hellman            441,500    512,538      571,000    1,869,221    455,500    1,754,375
  T. W. Hannemann          352,000    309,738      331,500    1,068,126    313,900    1,002,500
  R. D. Sugar              314,900    284,000      274,800      993,357    208,700    1,002,500
  W. B. Lawrence           264,500    277,788      283,700    1,068,126    233,000    1,002,500

    Payments under the strategic incentive grants for 1998 were made in cash. The payments were based on the number of performance units paid out and the fair market value of TRW Common Stock on the date the Compensation and Stock Option Committee determined the number of performance units to be paid. Payments under the strategic incentive grants for 1997 and 1996 were made in shares of TRW Common Stock or, when performance exceeded target, a combination of shares of TRW Common Stock and cash. Any stock portion of a strategic incentive grant payout attributable to 1997 or 1996 was valued based on the fair market value of TRW Common Stock on the date of payment.

(2) The Other Annual Compensation reported includes the following: Mr. Gorman
    (1998) -- $30,543 (personal use of Company aircraft), $30,896 (automobile allowance) and $27,417 (club dues), (1997) -- $44,764 (personal use of Company aircraft) and $43,512 (automobile allowance), (1996) -- $28,194 (personal use of Company aircraft) and $20,299 (automobile allowance); Mr. Hellman (1998) -- $25,014 (club dues), (1996) -- $19,587 (personal use of
    Company aircraft) and $18,380 (automobile allowance); and Mr. Sugar
    (1998) -- $24,574 (club dues) and $25,296 (automobile allowance).

(3) The number of securities underlying options in 1996 has been adjusted to reflect the two-for-one stock split, effected in the form of a stock dividend, declared by the Directors on October 23, 1996.

(4) Amounts disclosed in this column reflect the following Company matching contributions on behalf of the named executives with regard to The TRW Employee Stock Ownership and Savings Plan and other nonqualified plans, imputed life insurance costs and the premium paid by the Company with respect to split-dollar life insurance agreements. Also included in this column is the net excess cost of $2,422 on behalf of each named executive in connection with an executive health insurance plan.

                                 Stock Savings Plan and     Imputed Life     Split-Dollar
                                Other Nonqualified Plans     Insurance      Life Insurance
                                ------------------------    ------------    --------------
  J. T. Gorman                          $67,926               $11,429          $16,643
  P. S. Hellman                          37,218                 1,357              799
  T. W. Hannemann                        21,807                 2,250            1,240
  R. D. Sugar                            19,345                 1,181            2,761
  W. B. Lawrence                         20,217                 1,159            1,146

(5) Mr. Hellman resigned as Director, President and Chief Operating Officer of the Company as of February 28, 1999.

                          STOCK OPTION GRANTS IN 1998

The following table sets forth information concerning the grant of stock options to the named executive officers in 1998.

                                NUMBER OF       PERCENT OF
                                SECURITIES     TOTAL OPTIONS
                                UNDERLYING      GRANTED TO       EXERCISE
                                 OPTIONS       EMPLOYEES IN      OR BASE      EXPIRATION      GRANT DATE
            NAME                GRANTED(1)      FISCAL YEAR      PRICE(1)        DATE      PRESENT VALUE(2)
------------------------------------------------------------------------------------------------------------
  J. T. Gorman                   190,000           8.0%          $53.4063      2/10/2008      $2,445,300
  P. S. Hellman                   65,000           2.8%           53.4063      2/10/2008         836,550
  T. W. Hannemann                 45,000           1.9%           53.4063      2/10/2008         579,150
  R. D. Sugar                     40,000           1.7%           53.4063      2/10/2008         514,800
  W. B. Lawrence                  40,000           1.7%           53.4063      2/10/2008         514,800

(1) The options were granted pursuant to the 1997 TRW Long-Term Incentive Plan at the fair market value of TRW Common Stock on February 11, 1998. The options have 10-year terms and become exercisable in equal annual increments over a three-year period. Vesting of the options is accelerated by the occurrence of a change in control (see "Other Compensation Arrangements"). Vested options must be exercised within three months of termination of employment to the extent that the grantee's employment is terminated prior to age 55 (other than by death or disability). The options are transferable to immediate family members.

(2) The grant date present value was calculated using the Black-Scholes valuation model, assuming a volatility rate of 23 percent, a risk-free rate of return of 4.59 percent, a dividend yield of 2.28 percent and a projected time of exercise of six years. The Company estimates the projected risk of forfeiture to be 16 percent. The actual amount, if any, realized upon the exercise of stock options will depend upon the market price of TRW Common Stock relative to the exercise price per share of the stock option at the time of exercise. There is no assurance that the hypothetical grant date present values of the stock options reflected in this table will actually be realized.

                         STOCK OPTION EXERCISES IN 1998
                           AND YEAR-END OPTION VALUES

This table shows the number and value of stock options exercised by the named executive officers in 1998 and the value of in-the-money options held by those individuals on December 31, 1998. The value of unexercised stock options is based on the difference between the exercise price of the options and the closing price of TRW Common Stock on December 31, 1998, which was $56.0625. The value realized on exercised options is based on the difference between the exercise price for the options and the closing price of TRW Common Stock on the date of exercise.

                                                     NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                  OPTIONS AT FISCAL YEAR END        AT FISCAL YEAR END
                        NUMBER OF                -----------------------------------------------------------
                         SHARES
                        ACQUIRED       VALUE
        NAME           ON EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------------------------------------------------------------------------------------
 J. T. Gorman            70,000      $1,994,738     836,666        373,334      $21,157,102    $1,941,433
 P. S. Hellman            8,000         277,000     234,999        125,001        5,837,763       631,297
 T. W. Hannemann              0             N/A     127,333         79,667        3,192,533       374,484
 R. D. Sugar                  0             N/A      77,333         74,667        1,416,898       361,202
 W. B. Lawrence               0             N/A     169,666         71,334        4,682,394       341,429

                            PENSION PLAN INFORMATION

The following table shows the approximate annual pension benefits payable under the
Company's qualified and nonqualified supplemental plans.

    AVERAGE
  COMPENSATION       15 YEARS       20 YEARS       25 YEARS       30 YEARS        35 YEARS
---------------------------------------------------------------------------------------------
   $  200,000        $ 45,000       $ 60,000       $ 75,000      $   90,000      $  105,000
---------------------------------------------------------------------------------------------
      400,000          90,000        120,000        150,000         180,000         210,000
---------------------------------------------------------------------------------------------
      600,000         135,000        180,000        225,000         270,000         315,000
---------------------------------------------------------------------------------------------
      800,000         180,000        240,000        300,000         360,000         420,000
---------------------------------------------------------------------------------------------
    1,000,000         225,000        300,000        375,000         450,000         525,000
---------------------------------------------------------------------------------------------
    1,200,000         270,000        360,000        450,000         540,000         630,000
---------------------------------------------------------------------------------------------
    1,400,000         315,000        420,000        525,000         630,000         735,000
---------------------------------------------------------------------------------------------
    1,600,000         360,000        480,000        600,000         720,000         840,000
---------------------------------------------------------------------------------------------
    1,800,000         405,000        540,000        675,000         810,000         945,000
---------------------------------------------------------------------------------------------
    2,000,000         450,000        600,000        750,000         900,000       1,050,000
---------------------------------------------------------------------------------------------
    2,200,000         495,000        660,000        825,000         990,000       1,155,000
---------------------------------------------------------------------------------------------
    2,400,000         540,000        720,000        900,000       1,080,000       1,260,000

Compensation covered for executive officers named in the Summary Compensation Table on page 17 is the actual amount of salary and bonus shown in the Table, less the portion of the bonus that constitutes a payout under the Company's strategic incentive grants of amounts earned during a given year. The estimated pension benefits assume payments in the form of a single life annuity following retirement on or after age 60. Retirement benefits are reduced after the retiree reaches age 62 to reflect Social Security benefits.

The approximate years of service completed by the named executive officers are as follows: J. T. Gorman (age 61) --31 years of service; P. S. Hellman (age
49) -- 10 years of service; T. W. Hannemann (age 56) -- 29 years of service; R.
D. Sugar (age 50) -- 18 years of service; and W. B. Lawrence (age 54) -- 23 years of service.

                        OTHER COMPENSATION ARRANGEMENTS

The Company has entered into agreements with each of its current executive officers, including each person named in the Summary Compensation Table, and certain other key employees. These agreements are designed generally to assure continued management in the event of a change in control of the Company and are operative only if a change in control occurs. The agreements provide that, following a change in control, the Company will employ the officer for a period of three years (the "Employment Period"). During the Employment Period, the officer will be entitled to receive an annual base salary and to continue participation in employee benefit plans at levels not less than those in effect prior to the change in control. The incentive portion of the officer's compensation will equal the highest incentive award paid to the officer for any of three calendar years preceding the change in control. If the officer's employment were to be terminated by the Company during the Employment Period for reasons other than disability or cause, or by the officer for reasons relating to changed circumstances or during the 60-day period immediately following the first anniversary of the occurrence of a change in control, the officer would be entitled to receive a severance payment equal to the net present value of (i) the salary and incentive pay that the officer would have received under the agreement for the remainder of the Employment Period or two years, whichever is longer (the "Remaining Period"), and (ii) the employee benefits (other than employee welfare benefits and stock options and similar compensatory benefits) that the officer would have received for the Remaining Period, including under the Company's retirement plans, assuming vesting. The Company would also provide the officer with health insurance and similar welfare benefits for the Remaining Period, subject to reduction for comparable welfare benefits received in subsequent employment. If any payments to the officer are determined to be "excess parachute payments" under the Internal Revenue Code, the officer would be entitled to receive an additional payment (net of income taxes) to compensate the officer for the excise tax imposed by the Internal Revenue Code on such payments. The agreements also provide that the Company will reimburse the officer for his or her costs to enforce the agreement.

The Company has established a trust related to the funding of payments that the Company would be required to make under the agreements described above upon a change in control. Under the terms of the trust, upon a potential change in control, the Company is required to fund the trust with amounts sufficient to fund the Company's obligations under the agreements. The trust is revocable at the option of the Company until a change in control occurs. The trust is irrevocable after a change in control occurs.

The Company also has entered into split-dollar life insurance agreements with certain key executive officers, including each of the persons named in the Summary Compensation Table. Under the split-dollar agreements, the Company owns, and pays the premiums on, the life insurance policies and the executive has the right to designate a beneficiary to receive a fixed portion of the policy death benefit. The balance of the death benefit will be payable to the Company as a recovery of its investment. Upon a change in control, ownership of the policies will transfer to an irrevocable trust, and the Company will be required to fund the trust with sufficient assets to pay future premiums on the policies.

For purposes of the agreements, as well as the Company's stock option grants, a change in control is defined as a change occurring (a) by virtue of certain mergers or consolidations or sale or transfer of assets by the Company to another corporation or (b) by virtue of a change in the majority of the Directors of the Company during any two-year period unless the election of each new Director was approved by a two-thirds vote of the Directors in office at the beginning of such period or (c) through the acquisition of shares representing 20 percent or more of the voting power of the Company other than acquisitions by the Company, a subsidiary of the Company or a Company-sponsored employee benefit plan or (d) through any other change in control reported in any filing with the Securities and Exchange Commission.

For purposes of the trust described above, a potential change in control occurs if any of the following events occurs: (a) the Company enters into a letter of intent, agreement in principle or other agreement, the consummation of which would result in a change in control, as defined in the agreements, (b) any person, including the Company, makes a public announcement stating a present intention to take actions that, if consummated, would constitute a change in control or (c) any person, other than the Company or its benefit plans, is or becomes the beneficial owner of 15% or more of the combined voting power of the voting stock of the Company.

As reported above, Peter S. Hellman resigned as a Director, President and Chief Operating Officer of the Company as of February 28, 1999. Pursuant to the terms of a letter agreement entered into by the Company and Mr. Hellman, the Company agreed to continue Mr. Hellman's employment relationship until the earliest of
(i) February 28, 2001, (ii) the date Mr. Hellman begins full-time employment with another company, or (iii) the date of Mr. Hellman's death (the "Termination Date"). During that period, Mr. Hellman will continue to receive benefits and to be paid his salary at the current rate, annual bonus amount at the target level, and long-term bonus amount based on the Company's performance. These amounts would be paid in a lump sum upon his death or upon his commencing other full-time employment. Mr. Hellman's outstanding stock options will continue to earn out until the Termination Date. Mr. Hellman will immediately vest in his split-dollar life insurance policy and the Company will pay all policy premiums necessary to maintain the policy death benefit at no less than the current level through the date of the death of the last to die of Mr. Hellman and his wife. The agreement also contains certain confidentiality provisions and a two-year covenant by Mr. Hellman not to become connected with a third party which competes with the Company's current businesses.

                  PROPOSAL 2: RATIFICATION OF ERNST & YOUNG AS
                              INDEPENDENT AUDITORS

Upon the recommendation of the Audit Committee, the accounting firm of Ernst & Young LLP has been appointed by the Directors, subject to your ratification, to continue to serve as the Company's independent auditors for the fiscal year ending December 31, 1999. Ernst & Young has been serving the Company in this capacity for a number of years and is considered to be highly qualified. Representatives of Ernst & Young are expected to be present at the annual meeting to respond to any shareholder questions.

YOUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL. SHARES REPRESENTED BY PROXY WILL BE VOTED FOR THIS PROPOSAL UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

                   PROPOSAL 3: SHAREHOLDER PROPOSAL REGARDING
                          ANNUAL ELECTION OF DIRECTORS

The Company has been informed that a shareholder intends to submit the proposal set forth below for adoption at the annual meeting. The name and address and number of shares held by the shareholder submitting the proposal will be furnished to any person upon written or oral request. The proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below exactly as submitted to the Company.

                                  "ITEM NO. 3
                 ELECT THE ENTIRE BOARD OF DIRECTORS EACH YEAR
                              Stockholder Proposal
     RESOLVED:

ELECT THE ENTIRE BOARD OF DIRECTORS EACH YEAR.
TRW Inc. shareholders request the Board of Directors to take all necessary steps to enact this resolution.

     This includes the requirement that a change to the length of the directors' term of office can be made only by a majority of shareholder votes cast, specifically as a separate issue. This resolution enables directors elected in 1999 and earlier to complete their terms.

     SUPPORTING STATEMENT:
When directors are accountable through annual election, they perform better. The current piecemeal election of directors can isolate directors and senior management from the consequences of poor performance. These points are the proponent's opinion.

WHAT REPORTS HIGHLIGHT CHALLENGES FOR TRW DIRECTORS?

- TRW stock has timeliness rating of 4.
- The lowest rating is 5.

ValueLine                          Nov. 6, 1998

- TRW stock is up only 32% in 5 years.
- Well below the 100% increase for the Standard & Poor's index.

Bloomberg News                     Oct. 17, 1998

- TRW will take a charge of up to $150 million for cutbacks and layoffs.

Associated Press Online            July 29, 1998

- TRW will cut 7,500 jobs.

New York Times                     July 30, 1998

- CEO Joseph Gorman was paid $7-million ($7,845,028) in 1997.
- The $7-million includes $2.2-million in stock option grants.
- Gorman has $21-million ($21,993,850) in unexercised stock options.

Internet -- www.paywatch.org

- "Layoffs are a statement of failure."
- "Who let the company get bloated in the first place?"

Gerald Greenwald, CEO of UAL Corp.
Investor's Business Daily          Aug. 27, 1997

- TRW accused of $50-million fraud against NASA and the Pentagon.
- Justice Department joins suit against TRW.

New York Times                     Feb. 20, 1998

- TRW's Lewis satellite loses power after 2 days.
- Failure gives NASA its first serious crisis with new spacecraft.

Aviation Week                      Sept. 11, 1997

WHAT EVIDENCE IS THERE THAT DIRECTORS LACK COMMITMENT TO TRW?
     Source: TRW March 16, 1998 proxy statement for shares owned and board seat data.

- Hahn
- Hellman
- Martin
Meeting attendance below 75%.

- Lewis           5 board seats
- Ong             7 board seats

Each own under 1,600 shares.
With 5 to 7 board seats each is over-extended in the proponent's opinion.

- AT&T CEO Michael Armstrong required directors to invest in AT&T's performance - - told directors to increase their stock ownership to 8,000 shares each.

USA Today                          Dec. 19, 1997

     TRW directors also sit on interlocking outside boards as cross-directors - - further impacting their commitment to TRW:

       Company                                  Interlocking TRW Directors
       -------                                  --------------------------
Procter & Gamble                 Martin & Gorman
Ameritech Corp.                  Martin & Ong - - Ong owns only 1000 TRW shares
Fidelity Funds                   Jones & Gates - - Gates owns only 1500 TRW shares
Perot Systems                    Heilmeier & Hahn - - Hahn has low TRW attendance
M.A. Hanna Co.                   Pogue & Lewis - - Lewis owns only 1500 TRW shares

- Corporate governance experts say cross-directors tend to look out for each other, rather than shareholders.

Business Week                      March 9, 1998

     Institutional Shareholder Services (www.cda.com/iss), a proxy advisory firm for institutional shareholders, recommends electing the entire board each year.

     The Business Week Nov. 25, 1996 Cover Story, citing a number of factors, said for the Best Board:

              "PLACE THE ENTIRE BOARD UP FOR ELECTION EVERY YEAR"
                                   YES ON 3"

COMPANY RESPONSE:

THE DIRECTORS BELIEVE THAT THIS PROPOSAL IS CONTRARY TO THE BEST INTERESTS OF THE COMPANY AND RECOMMEND A VOTE AGAINST THE ADOPTION OF PROPOSAL 3 FOR THE FOLLOWING REASONS:

The Board recognizes that there can be differing opinions regarding the merits of a classified board. In evaluating this proposal, however, the Board believes that it is important for shareholders not to be misled by certain statements made in the proponent's supporting statement. First, the stock ownership levels of the Company's Directors set forth in the supporting statement are as of March 1998. Please refer to page 11 of this proxy statement for more current information regarding the number of shares held by each Director. Second, the supporting statement provides a selective snapshot of the Company's stock price performance. For a depiction of the Company's stock performance in conformity with Securities and Exchange Commission rules, please refer to the chart on page 16 of this proxy statement. Finally, none of the situations identified by the proponent as "interlocking" directorships are interlocking directorates within the meaning of the federal statute governing such matters.

The shareholders of the Company voted in the first instance to adopt Regulations providing for a classified board in 1955. Under the Company's current system of electing directors, as provided in the Company's Regulations, approximately one-third of the Directors are elected annually by the shareholders. For the reasons indicated below, it is the Board's opinion that the classified Board continues to serve the Company and its shareholders well.

A classified board enhances the likelihood of continuity and stability in the Board's business strategies and policies since generally two-thirds of the Directors at all times will have had prior experience and familiarity with the business and affairs of the Company. The Board believes this is particularly important for a company like TRW that has high technology products and programs that require major investments to be made over long periods of time.

The classified Board is intended to encourage persons who may seek to acquire control of the Company to initiate action through negotiations with the Board. At least two meetings of shareholders would generally be required to replace a majority of the Board. By reducing the threat of an abrupt change in the composition of the entire Board, classification of directors provides the Board with an adequate opportunity to fulfill its duties to the Company's shareholders to review any takeover proposal, study appropriate alternatives and achieve the best results for all shareholders. The Board believes that although a classified board enhances the ability to negotiate favorable terms with a proponent of an unfriendly or unsolicited proposal, it does not preclude takeover offers.

The staggered election of directors is a common practice and is similar to procedures that have been adopted by the shareholders of many major corporations. Classified boards are specifically permitted by the laws of many states, including Ohio, and by the rules of The New York Stock Exchange. A classified board currently exists at approximately sixty percent of the 500 companies comprising the Standard & Poor's Stock Price Index.

The Board believes that directors elected to a classified board are no less accountable to shareholders than they would be if all directors were elected annually. The Board addresses many important issues during the year and it disagrees with any suggestion by the proponent that its attention to these issues is in any way affected by the timing of elections.

A number of leading institutional investors and commentators have recognized the benefits of a classified board. For example, in its 1997 Policy Statement on Corporate Governance, the Teachers Insurance and Annuity Association/College Retirement Equities Fund concluded that a classified board is in full accordance with the principles of good corporate governance.

VOTE REQUIRED

Approval of the foregoing shareholder proposal will require the affirmative vote of holders of a majority of the shares represented and voting on this proposal at the annual meeting. For this proposal, broker non-votes will be treated as not being present and abstentions will not be counted as votes cast. A vote in favor of this proposal is an advisory recommendation to the Board of Directors.

PROXIES SOLICITED BY THE DIRECTORS WILL BE VOTED AGAINST THIS PROPOSAL UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

                               OTHER INFORMATION

OUTSTANDING SECURITIES

To the knowledge of the Company, except as set forth below, no person beneficially owns more than five percent of any class of the Company's voting stock. The following table presents information as of December 31, 1998 derived from Schedules 13G filed with the Securities and Exchange Commission by persons beneficially owning more than five percent of TRW Common Stock:

                                                              NO. OF SHARES AND
                                                                  NATURE OF                PERCENT OF
        NAME AND ADDRESS OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP(1)           CLASS
---------------------------------------------------------------------------------------------------------
  The TRW Employee Stock Ownership and Savings Plan              20,014,452(2)               16.7%
    1900 Richmond Road
    Cleveland, Ohio 44124
---------------------------------------------------------------------------------------------------------
  Capital Research and Management Company                         7,828,900(3)                6.5%
    333 South Hope Street
    Los Angeles, California 90071
---------------------------------------------------------------------------------------------------------
  Washington Mutual Investors Fund, Inc.                          6,000,000(3)                5.0%
    333 South Hope Street
    Los Angeles, California 90071
---------------------------------------------------------------------------------------------------------
  FMR Corp.                                                       6,674,755(4)                5.6%
    82 Devonshire Street
    Boston, Massachusetts 02109

(1) Each beneficial owner listed in the table certified in its Schedule 13G that, to the best of its knowledge and belief, the TRW Common Stock beneficially owned by it was acquired in the ordinary course of business and not for the purpose of changing or influencing control of the Company.

(2) Putnam Fiduciary Trust Company ("Putnam"), One Post Office Square, Boston, Massachusetts 02109, served as trustee of The TRW Employee Stock Ownership and Savings Plan during 1998. Although Putnam was the record owner of these shares, it disclaimed beneficial ownership of the shares as it does not retain discretionary authority to buy or sell or vote the securities. Of the total reported beneficially owned by The TRW Employee Stock Ownership and Savings Plan, the Plan reported shared voting and dispositive power over all the shares.

(3) Capital Research and Management Company ("Capital Research") reported sole dispositive power over 7,828,900 shares and voting power over no shares. Included in the 7,828,900 shares reported by Capital Research are 6,000,000 shares held by Washington Mutual Investors Fund, Inc. ("Washington Mutual"), which is advised by Capital Research. Washington Mutual reports that it has sole voting power over these 6,000,000 shares of TRW Common Stock but dispositive power over no shares. Capital Research, an investment adviser, disclaimed beneficial ownership of all 7,828,900 shares.

(4) Of the total amount held by FMR Corp., 4,715,600 shares are beneficially owned by Fidelity Management & Research Company ("FMRC") as a result of FMRC's acting as investment advisor to The Fidelity Funds, which owns the stock, 1,651,255 shares are beneficially owned by Fidelity Management Trust Company ("FMTC") as a result of its serving as investment manager of institutional accounts and 307,900 shares are beneficially owned by Fidelity International ("FIL"). FMRC and FMTC are wholly-owned subsidiaries of FMR Corp. FIL is 39.89 percent owned by a partnership controlled by the controlling group of FMR Corp. FMR Corp. (through its control of FMTC) has sole power to vote 1,329,555 shares and sole dispositive power over 1,651,255 shares; FMR Corp. has no voting power over 321,700 shares owned by the institutional accounts managed by FMTC. FMR Corp. (through its control of FMRC) has sole dispositive power over an additional 4,715,600 shares; the sole voting power of such 4,715,600 shares resides with the Boards of Trustees of the Fidelity Funds. FIL has the sole power to dispose of 307,900 shares. FIL has sole power to vote 269,100 shares and no power to vote 38,800 shares. Robert M. Gates and E. Bradley Jones, TRW Directors, are trustees of The Fidelity Funds.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated under it require that certain officers, Directors and beneficial owners of the Company's equity securities file various reports of transactions effected in TRW Common Stock with the Securities and Exchange Commission. The Company has procedures in place to assist these persons in preparing and filing these reports on a timely basis. All required reports were filed timely, with the exception of one transaction which was filed late on behalf of B. Blankenstein.

CUMULATIVE VOTING

Any shareholder of the Company may exercise cumulative voting rights for the election of Directors (i) if the shareholder notifies the President, a Vice President or the Secretary of the Company in writing, not less than 48 hours before the time of the meeting, that cumulative voting is being requested, and
(ii) if an announcement of such request is made at the beginning of the meeting by the Chairman or Secretary of the Company or by or on behalf of the shareholder making the request. Cumulative voting allows each shareholder to cumulate his or her voting power by (i) casting his or her votes (the number of shares held multiplied by the number of Directors to be elected) for one nominee or by (ii) distributing his or her votes among two or more nominees. The Company does not currently anticipate that cumulative voting will be requested at the annual meeting. Nevertheless, if cumulative voting is requested, the persons named in the proxy will vote cumulatively the shares represented by the proxy FOR such of the nominees as they may determine, unless specifically directed otherwise by the shareholder. Of course, no votes represented by proxy will be cumulated or cast for a nominee from whom the shareholder executing the proxy has specifically directed that such votes be withheld.
William B. Lawrence
Secretary

March 15, 1999

                                                                   (TRW LOGO)
     TRW INC. 1999 PROXY

     THIS PROXY IS SOLICITED BY THE DIRECTORS OF TRW INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 1999.

     The undersigned appoints J. T. Gorman, C. G. Miller and W. B. Lawrence as proxies, each with the power to appoint his substitute, and authorizes them to vote all shares that the shareholder named on the reverse side is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 1900 Richmond Road, Lyndhurst, Ohio on April 28, 1999, at 8:30 a.m., including any adjournment thereof, in the manner specified on this proxy card and as fully as the undersigned could do if personally present at the meeting. The proxies are also authorized to vote at their discretion upon all other matters as properly may be brought before the meeting.

     The nominees for Director are M. Feldstein, R. M. Gates, E. B. Jones and
     D. B. Lewis or, if any of the nominees are unavailable for election, the remaining nominees and such other persons as are nominated by the Directors.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IN ORDER FOR YOUR SHARES TO BE VOTED BY THE PROXIES AT THE ANNUAL MEETING, YOUR PROXY CARD MUST BE COMPLETED, SIGNED, DATED AND RETURNED TO THE COMPANY BEFORE OR AT THE ANNUAL MEETING ON APRIL 28, 1999.

     (Continued, and to be completed, signed and dated, on the other side)

                            WHITE CARD -- SHAREHOLDER

                              TRW INC. 1999 PROXY
--------------------------------------------------------------------------------
USE AN "X" IN THE BOXES TO INDICATE YOUR VOTE. IF YOU DO NOT GIVE DIRECTIONS BY MARKING THE BOXES, YOUR SIGNED PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES, "FOR" PROPOSAL 2, "AGAINST" PROPOSAL 3, AND AT THE DISCRETION OF THE NAMED PROXIES UPON ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING.

----------------------------------
  DIRECTORS RECOMMEND A VOTE FOR
        PROPOSALS 1 AND 2.
----------------------------------

                            FOR    WITHHOLD

 1. Election of             [ ]       [ ]
    Directors
    (see other side)


 Instruction: To withhold
 authority to vote for any
 individual nominee, print that
 nominee's name on the following
 line:

----------------------------------

                            FOR     AGAINST   ABSTAIN

 2. Appointment of          [ ]       [ ]       [ ]
    Independent Auditors


----------------------------
 DIRECTORS RECOMMEND A VOTE
     AGAINST PROPOSAL 3.
----------------------------

                            FOR     AGAINST   ABSTAIN

 3. Shareholders Proposal   [ ]       [ ]       [ ]
    Regarding Annual
    Election of Directors

                                                 The proxies are authorized to
                                                 vote at their discretion upon
                                                 any other matter that may come
                                                 before the meeting.

                                                 Signature(s) should agree with
                                                 name(s) shown at left. If
                                                 signing for a corporation,
                                                 partnership, estate or trust or
                                                 as agent, attorney or
                                                 fiduciary, title or capacity
                                                 should be stated. If shares are
                                                 held jointly, every holder
                                                 should sign.

                                                 Signature

                                                 -------------------------------

                                                 Signature

                                                 -------------------------------

                                                 Date

                                                                            1999
                                                 -------------------------------

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY IMMEDIATELY IN THE RETURN ENVELOPE.

                            WHITE CARD -- SHAREHOLDER

                                                                   (TRW LOGO)

     TRW INC. 1999 PROXY

     THIS PROXY IS SOLICITED BY THE DIRECTORS OF TRW INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 1999.

     The undersigned appoints J. T. Gorman, C. G. Miller and W. B. Lawrence as proxies, each with the power to appoint his substitute, and authorizes them to vote all shares that the shareholder named on the reverse side is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 1900 Richmond Road, Lyndhurst, Ohio on April 28, 1999, at 8:30 a.m., including any adjournment thereof, in the manner specified on this proxy card and as fully as the undersigned could do if personally present at the meeting. The proxies are also authorized to vote at their discretion upon all other matters as properly may be brought before the meeting.

     The nominees for Director are M. Feldstein, R. M. Gates, E. B. Jones and
     D. B. Lewis or, if any of the nominees are unavailable for election, the remaining nominees and such other persons as are nominated by the Directors.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IN ORDER FOR YOUR SHARES TO BE VOTED BY THE PROXIES AT THE ANNUAL MEETING, YOUR PROXY CARD MUST BE COMPLETED, SIGNED, DATED AND RETURNED TO THE COMPANY BEFORE OR AT THE ANNUAL MEETING ON APRIL 28, 1999.

     (Continued, and to be completed, signed and dated, on the other side)
                               BLUE CARD -- BROKER

                              TRW INC. 1999 PROXY
--------------------------------------------------------------------------------
USE AN "X" IN THE BOXES TO INDICATE YOUR VOTE. IF YOU DO NOT GIVE DIRECTIONS BY MARKING THE BOXES, YOUR SIGNED PROXY WILL BE VOTED "FOR" THE DIRECTOR NOMINEES, "FOR" PROPOSAL 2, "AGAINST" PROPOSAL 3, AND AT THE DISCRETION OF THE NAMED PROXIES UPON ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING.

----------------------------------
  DIRECTORS RECOMMEND A VOTE FOR
        PROPOSALS 1 AND 2.
----------------------------------

                            FOR    WITHHOLD

 1. Election of             [ ]       [ ]
    Directors
    (see other side)


 Instruction: To withhold
 authority to vote for any
 individual nominee, print that
 nominee's name on the following
 line:

----------------------------------

                            FOR     AGAINST   ABSTAIN

 2. Appointment of          [ ]       [ ]       [ ]
    Independent Auditors


----------------------------
 DIRECTORS RECOMMEND A VOTE
     AGAINST PROPOSAL 3.
----------------------------

                            FOR     AGAINST   ABSTAIN

 3. Shareholders Proposal   [ ]       [ ]       [ ]
    Regarding Annual
    Election of Directors


                                                 The proxies are authorized to
                                                 vote at their discretion upon
                                                 any other matter that may come
                                                 before the meeting.

                                                 Shares of Common Stock
                                                 Shares of Serial Preference
                                                 Stock II ($4.40 Series 1)
                                                 Shares of Serial Preference
                                                 Stock II ($4.50 Series 3)

                                                 Signature(s) should agree with
                                                 name(s) shown at left. If
                                                 signing for a corporation,
                                                 partnership, estate or trust or
                                                 as agent, attorney or
                                                 fiduciary, title or capacity
                                                 should be stated. If shares are
                                                 held jointly, every holder
                                                 should sign.

                                                 Signature

                                                 -------------------------------

                                                 Signature

                                                 -------------------------------

                                                 Date
                                                                            1999
                                                 -------------------------------

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY IMMEDIATELY IN THE RETURN ENVELOPE.

                                BLUE CARD -- BROKER

                                                                   (TRW LOGO)

     SOLICITATION BY THE DIRECTORS OF TRW INC.
     1999 CONFIDENTIAL VOTING INSTRUCTIONS

     TO: CO-TRUSTEES UNDER THE TRW EMPLOYEE STOCK OWNERSHIP
         AND SAVINGS PLAN
         C/O CORPORATE ELECTION SERVICES, INC.

     I hereby direct that the voting rights pertaining to shares of stock of TRW Inc. allocated to my account under the above-named plan shall be exercised at the Annual Meeting of Shareholders of TRW Inc. to be held April 28, 1999, and at any adjournment of the meeting, as designated on the other side of this card.

     The nominees for Director are M. Feldstein, R. M. Gates, E. B. Jones and
     D. B. Lewis or, if any of the nominees are unavailable for election, the remaining nominees and such other persons as are nominated by the Directors.

     I understand that the voting rights will be exercised as directed by the participants in the plan and that all shares for which you have not received any instructions prior to the meeting will be voted at your discretion.

     (Continued, and to be completed, signed and dated, on the other side)

                       WHITE CARD -- US STOCK SAVINGS PLAN

                       TRW INC. 1999 VOTING INSTRUCTIONS
--------------------------------------------------------------------------------
USE AN "X" IN THE BOXES TO INDICATE YOUR VOTE.

----------------------------------
  DIRECTORS RECOMMEND A VOTE FOR
        PROPOSALS 1 AND 2.
----------------------------------

                            FOR    WITHHOLD

 1. Election of             [ ]       [ ]
    Directors
    (see other side)


 Instruction: To withhold
 authority to vote for any
 individual nominee, print that
 nominee's name on the following
 line:

----------------------------------

                            FOR     AGAINST   ABSTAIN

 2. Appointment of          [ ]       [ ]       [ ]
    Independent Auditors


----------------------------
 DIRECTORS RECOMMEND A VOTE
     AGAINST PROPOSAL 3.
----------------------------

                            FOR     AGAINST   ABSTAIN

 3. Shareholders Proposal   [ ]       [ ]       [ ]
    Regarding Annual
    Election of Directors

                                                 Signature should agree with
                                                 name shown at left.

                                                 Signature

                                                 -------------------------------

                                                 Date

                                                                            1999
                                                 -------------------------------

PLEASE COMPLETE, SIGN, DATE AND RETURN THESE INSTRUCTIONS IMMEDIATELY IN THE RETURN ENVELOPE.

                       WHITE CARD -- US STOCK SAVINGS PLAN

                                                                   (TRW LOGO)

     SOLICITATION BY THE DIRECTORS OF TRW INC.
     1999 CONFIDENTIAL VOTING INSTRUCTIONS

     TO: THE ROYAL TRUST COMPANY
         TRUSTEE UNDER THE TRW CANADA STOCK SAVINGS PLAN

     I hereby direct that the voting rights pertaining to shares of stock of TRW Inc. held by you as Trustee, and allocated to my account under the above-named plan shall be exercised at the Annual Meeting of Shareholders of TRW Inc. to be held April 28, 1999, and at any adjournment of the meeting, as designated on the other side of this card.

     The nominees for Director are M. Feldstein, R. M. Gates, E. B. Jones and
     D. B. Lewis or, if any of the nominees are unavailable for election, the remaining nominees and such other persons as are nominated by the Directors.

     I understand that the voting rights will be exercised as directed by the participants in the plan and that all shares for which you have not received any instructions prior to the meeting will be voted at your discretion.

     (Continued, and to be completed, signed and dated, on the other side)

                    WHITE CARD -- CANADIAN STOCK SAVINGS PLAN

                       TRW INC. 1999 VOTING INSTRUCTIONS
--------------------------------------------------------------------------------
 USE AN "X" IN THE BOXES TO INDICATE YOUR VOTE.

----------------------------------
  DIRECTORS RECOMMEND A VOTE FOR
        PROPOSALS 1 AND 2.
----------------------------------

                            FOR    WITHHOLD

 1. Election of             [ ]       [ ]
    Directors
    (see other side)


 Instruction: To withhold
 authority to vote for any
 individual nominee, print that
 nominee's name on the following
 line:

----------------------------------

                            FOR     AGAINST   ABSTAIN

 2. Appointment of          [ ]       [ ]       [ ]
    Independent Auditors


----------------------------
 DIRECTORS RECOMMEND A VOTE
     AGAINST PROPOSAL 3.
----------------------------

                            FOR     AGAINST   ABSTAIN

 3. Shareholders Proposal   [ ]       [ ]       [ ]
    Regarding Annual
    Election of Directors

                                                 Signature should agree with
                                                 name shown at left.

                                                 Signature

                                                 -------------------------------

                                                 Date

                                                                            1999
                                                 -------------------------------

PLEASE COMPLETE, SIGN, DATE AND RETURN THESE INSTRUCTIONS IMMEDIATELY IN THE RETURN ENVELOPE.


                    WHITE CARD -- CANADIAN STOCK SAVINGS PLAN